Exhibit 99.7
DIRECTOR AND OFFICER CONSENT
     The undersigned hereby (i) consents to being named as a director and as President of FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”), in the Company’s Registration Statement on Form S-1, as initially filed by the Company on August 24, 2007, and as the same may be amended and supplemented from time to time, and (ii) agrees to serve as a director and President of the Company.

Date: November 7, 2007	/s/ Paul C. Kanavos
Paul C. Kanavos